Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces FFO per Diluted Share of $0.30 for the Second Quarter of 2012
Increases 2012 Guidance for FFO to $1.32 to $1.36 per Diluted Share

Radnor, PA, July 25, 2012 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and six-month periods ended June 30, 2012.
“The second quarter of 2012 featured significant progress on all aspects of our business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We had strong current period and forward leasing to maintain the upward trajectory in our portfolio occupancy, we met our $175 million sales plan with significant dispositions just before and following quarter-end, our Metro DC JV successfully closed on a high quality three-building office portfolio in Silver Spring, Maryland and our balance sheet and liquidity metrics remain particularly strong. As a result, we are increasing our previously issued 2012 FFO guidance to a range of $1.32 to $1.36 per diluted share and look forward to a strong finish over the balance of the year.”
Financial Highlights - Second Quarter

▪
Net income allocated to common shares totaled $1.5 million or $0.01 per diluted share in the second quarter of 2012 compared to a net loss of ($8.2 million) or ($0.06) per diluted share in the second quarter of 2011.

▪
Funds from operations available to common shares and units (FFO) in the second quarter of 2012 totaled $44.6 million or $0.30 per diluted share compared to $47.5 million or $0.32 per diluted share in the second quarter of 2011. Our second quarter 2012 FFO payout ratio was 50.0% ($0.15 common share distribution / $0.30 FFO per diluted share).

▪
In the second quarter of 2012, we incurred $11.6 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $29.1 million of cash available for distribution (CAD) or $0.20 per diluted share compared to $20.5 million of CAD or $0.15 per diluted share in the second quarter of 2011 when we incurred $22.6 million of revenue maintaining capital expenditures. Our second quarter 2012 CAD payout ratio was 75.0% ($0.15 common share distribution / $0.20 CAD per diluted share).

Financial Highlights - Six Months

▪
Net income allocated to common shares totaled $8.6 million or $0.06 per diluted share in the first six months of 2012 compared to a net loss of ($10.8 million) or ($0.08) per diluted share in the first six months of 2011.

▪
FFO available to common shares and units in the first six months of 2012 totaled $91.7 million or $0.63 per diluted share compared to $95.7 million or $0.65 per diluted share in the first six months of 2011. Our FFO payout ratio for the first six months of 2012 was 47.6% ($0.30 common share distribution / $0.63 FFO per share).

▪
In the first six months of 2012, we incurred $23.9 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $56.9 million of CAD or $0.39 per diluted share compared to $45.9 million of CAD or $0.33 per diluted share for the first six months of 2011 when we incurred $41.3 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first six months of 2012 was 76.9% ($0.30 common share distribution / $0.39 CAD per diluted share).

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights

▪
In the second quarter of 2012, our net operating income (NOI) excluding termination revenues and other income items increased 3.8% on a GAAP basis and 2.4% on a cash basis for our 215 same store properties which were 87.1% and 85.5% occupied on June 30, 2012 and June 30, 2011, respectively.

▪
During the second quarter of 2012, we commenced occupancy on 600,485 square feet of total leasing activity including 345,235 square feet of renewals, 175,229 square feet of new leases and 80,021 square feet of tenant expansions. We have an additional 527,721 square feet of executed new leasing scheduled to commence subsequent to June 30, 2012.

▪
During the second quarter of 2012, we achieved a 73.3% tenant retention ratio in our core portfolio with positive net absorption of 19,957 square feet. During the second quarter of 2012, we experienced a 3.7% increase on our renewal rental rates and a 6.6% increase on our new lease/expansion rental rates, both on a GAAP basis.

▪	At June 30, 2012, our core portfolio of 218 properties comprising 24.3 million square feet was 86.9% occupied and 89.0% leased (reflecting new leases commencing after June 30, 2012).

Investment Highlights

▪
During the second quarter of 2012, we completed the previously disclosed disposition of Pacific Ridge Corporate Center, an 83.7% leased, two-building office property totaling 121,381 square feet in Carlsbad, California for $29.0 million or $239 per square foot, and recorded a ($2.8 million) loss on the sale.  We used the net proceeds from this sale for general corporate purposes.

▪
Subsequent to quarter end, our Brandywine-AI Joint Venture completed the previously disclosed acquisition of Station Square, a 92.8% leased, three-property office portfolio totaling 499,395 square feet in Silver Spring, Maryland for $120.6 million, or $241 per square foot, using a $66.5 million seven-year, 3.22% interest-only, non-recourse financing and $54.1 million contributed pro rata by the two partners. We funded our 50% share from available corporate funds.

▪
Subsequent to quarter end, we completed the previously disclosed disposition of Oaklands Corporate Center, an 81.6% leased, eleven-property flex/office portfolio totaling 466,719 square feet in Exton, Pennsylvania for $52.7 million or $113 per square foot, and expect to record a $9.9 million gain on the sale in the third quarter of 2012. We used the net proceeds from this sale for general corporate purposes.

▪
We are currently proceeding with the redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. The redevelopment is expected to cost an additional $18.8 million ($4.9 million of which has already been funded), be completed by September 30, 2012 and be stabilized in early 2013, and is already 58.2% pre-leased.

Capital Markets Highlights

▪	During the second quarter of 2012, as previously disclosed, we used available corporate funds to repay the $151.2 million balance of our 5.75% senior unsecured notes due April 1, 2012.

▪
During the second quarter of 2012, as previously disclosed, we closed a public offering of 4.0 million shares of 6.90% Series E Cumulative Redeemable Preferred Shares at $25.00 per share. We used a portion of the net proceeds from this offering to fund the redemption of all 2.0 million outstanding shares of our 7.50% Series C Cumulative Redeemable Preferred Shares at an aggregate cost of $50.0 million plus accumulated and unpaid dividends and used the remaining net proceeds for general corporate purposes. We recognized a $2.1 million expense in the second quarter of 2012 related to the redemption of our 7.50% Series C Cumulative Redeemable Preferred Shares.

▪
During the second quarter of 2012, the borrower exercised an option to prepay the full $22.5 million balance plus $1.0 million of accrued interest on a seller-financing note we had extended to them in connection with their purchase from us of a two-building portfolio in Trenton, New Jersey in the fourth quarter of 2009. As a result of the prepayment, we recognized a deferred gain of $12.9 million on the original sale, $1.0 million of deferred interest income on the note and $0.3 million of incremental management income due to the termination of the underlying property management agreement. We used the net proceeds from this prepayment for general corporate purposes.

▪
During the second quarter of 2012, we repurchased $10.7 million of our 2014 and 2015 unsecured senior notes in a series of open-market transactions and incurred a ($1.3 million) loss on the early extinguishment of debt. We funded these repurchases with available corporate funds.

▪
During the second quarter of 2012, we used a series of open-market sales to reduce the balance of our securities available-for-sale to $42.1 million at June 30, 2012 with no material loss of principal. Subsequent to quarter end, we reduced our securities available-for-sale balance to zero through additional open-market sales. We used the net proceeds from these securities sales for general corporate purposes.

▪
At June 30, 2012, our net debt to gross assets measured 42.8% reflecting $190.1 million of cash and cash equivalents and $42.1 million of securities available for sale. We currently have no outstanding balance on our $600.0 million unsecured revolving credit facility.

▪
For the quarter ended June 30, 2012, we achieved a 2.5 EBITDA to interest coverage ratio and a 7.0 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On May 31, 2012, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 19, 2012 to shareholders of record as of July 5, 2012. Our Board also declared quarterly dividend distributions of $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share and $0.4504 per 6.90% Series E Cumulative Redeemable Preferred Share that were paid on July 16, 2012 to holders of record as of June 30, 2012 of the Series D and Series E Preferred Shares, respectively. The Series E Preferred distribution reflects four additional days in the current period over the normal quarterly period in which the accrued distribution would equal $0.43125 per share.
As previously disclosed, all 2.0 million of our outstanding 7.50% Series C Cumulative Redeemable Preferred Shares were called for early redemption on May 3, 2012 on which date each share received the $25.00 redemption price plus $0.09375 of accumulated and unpaid distributions.
2012 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing our previously issued guidance for 2012 FFO per diluted share to be in a range of $1.32 to $1.36 versus the prior range of $1.30 to $1.35. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2012 FFO per diluted share and earnings per diluted share:

Guidance for 2012	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$0.10	to	$0.14
Less: gains on sales of real estate	(0.24)		(0.24)
Plus: real estate depreciation and amortization	1.46		1.46

FFO per diluted share	$1.32	to	$1.36
Our 2012 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2012 earnings and FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the second of five annual recognitions of 20% of the total net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 89.4% by year-end 2012, a 0.0% - 2.0% increase (GAAP) in overall lease rates, a resulting 1.0 - 3.0% increase in 2012 same store NOI (GAAP), no additional capital markets activity, $175.8 million of completed sales activity and 147.0 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 26, 2012 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #29831420. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 9, 2012 by calling 1-855-859-2056 and providing access code 29831420. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.

We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Third Quarter 2012 Conference Call
We anticipate we will release our third quarter 2012 earnings on Wednesday, October 24, 2012, after the market close and will host our third quarter 2012 conference call on Thursday, October 25, 2012, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
We are one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, we own, lease and manage an urban town center and suburban office portfolio comprising 305 properties and 34.5 million square feet, including 230 properties and 24.9 million square feet that we owned on a consolidated basis (including 11 properties totaling 0.5 million square feet held for sale) and 53 properties and 6.5 million square feet in 18 unconsolidated real estate ventures as of June 30, 2012. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,639,047	$4,793,080
Accumulated depreciation	(897,367)	(865,710)
	3,741,680	3,927,370
Construction-in-progress	57,420	25,083
Land inventory	109,564	109,008
	3,908,664	4,061,461

Cash and cash equivalents	190,055	410
Available-for-sale securities	42,072	—
Accounts receivable, net	11,445	14,718
Accrued rent receivable, net	113,380	108,101
Assets held for sale, net	41,450	—
Investment in real estate ventures	133,292	115,807
Deferred costs, net	114,920	115,362
Intangible assets, net	57,927	70,515
Notes receivable	7,226	18,186
Other assets	48,739	53,158

Total assets	$4,669,170	$4,557,718

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$505,214	$511,061
Unsecured credit facility	—	275,500
Unsecured term loan	600,000	37,500
Unsecured senior notes, net of discounts	1,404,627	1,569,934
Accounts payable and accrued expenses	57,653	69,929
Distributions payable	24,889	23,895
Deferred income, gains and rent	95,390	99,569
Acquired lease intangibles, net	31,526	35,106
Other liabilities	55,264	45,528
Liabilities related to assets held for sale	878	—
Total liabilities	2,775,441	2,668,022

Brandywine Realty Trust's equity:
Preferred shares - Series C	—	20
Preferred shares - Series D	23	23
Preferred shares - Series E	40	—
Common shares	1,431	1,424
Additional paid-in capital	2,826,475	2,776,197
Deferred compensation payable in common stock	5,436	5,631
Common shares held in grantor trust	(5,436)	(5,631)
Cumulative earnings	493,266	477,338
Accumulated other comprehensive loss	(16,449)	(6,079)
Cumulative distributions	(1,442,662)	(1,392,332)
Total Brandywine Realty Trust's equity	1,862,124	1,856,591

Non-controlling interests	31,605	33,105
Total equity	1,893,729	1,889,696

Total liabilities and equity	$4,669,170	$4,557,718

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Rents	$115,032	$114,995	$229,271	$230,328
Tenant reimbursements	18,605	18,237	37,613	40,177
Termination fees	101	1,948	1,591	2,516
Third party management fees, labor reimbursement and leasing	2,872	2,733	6,014	5,486
Other	966	1,336	2,498	2,359
Total revenue	137,576	139,249	276,987	280,866

Operating Expenses
Property operating expenses	37,906	39,115	77,363	83,235
Real estate taxes	14,134	13,786	28,228	27,495
Third party management expenses	1,264	1,506	2,514	3,016
Depreciation and amortization	49,331	55,710	98,880	105,214
General & administrative expenses	6,079	5,890	12,129	12,134
Total operating expenses	108,714	116,007	219,114	231,094

Operating income	28,862	23,242	57,873	49,772

Other income (expense)
Interest income	1,841	421	2,324	862
Interest expense	(32,981)	(34,738)	(67,125)	(67,131)
Deferred financing costs	(1,261)	(1,070)	(2,572)	(1,998)
Interest expense - financing obligation	(196)	—	(378)	—
Equity in income of real estate ventures	838	1,088	882	2,321
Net gain on sale of interests in real estate	—	—	—	2,791
Loss on early extinguishment of debt	(1,250)	(756)	(1,498)	(756)

Loss from continuing operations	(4,147)	(11,813)	(10,494)	(14,139)

Discontinued operations:
Income from discontinued operations	783	1,743	1,798	3,579
Net gain on disposition of discontinued operations	10,166	3,836	24,834	3,836
Total discontinued operations	10,949	5,579	26,632	7,415

Net income (loss)	6,802	(6,234)	16,138	(6,724)

Net income from discontinued operations attributable to non-controlling interests - LP units	(200)	(111)	(487)	(148)
Net loss from continuing operations attributable to non-controlling interests - LP units	169	276	322	364
Net (income) loss attributable to non-controlling interests	(31)	165	(165)	216

Net income (loss) attributable to Brandywine Realty Trust	6,771	(6,069)	15,973	(6,508)
Preferred share distributions	(3,049)	(1,998)	(5,047)	(3,996)
Preferred share redemption charge	(2,090)	—	(2,090)	—
Amount allocated to unvested restricted shareholders	(95)	(121)	(191)	(263)

Net income (loss) attributable to common shareholders	$1,537	$(8,188)	$8,645	$(10,767)
PER SHARE DATA
Basic income (loss) per common share	$0.01	$(0.06)	$0.06	$(0.08)

Basic weighted-average shares outstanding	143,300,637	135,342,538	143,060,796	134,962,093

Diluted income (loss) per common share	$0.01	$(0.06)	$0.06	$(0.08)

Diluted weighted-average shares outstanding	143,300,637	135,342,538	143,060,796	134,962,093

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Reconciliation of Net Loss to Funds from Operations:
Net income (loss) attributable to common shareholders	$1,537	$(8,188)	$8,645	$(10,767)

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(169)	(276)	(322)	(364)
Amount allocated to unvested restricted shareholders	95	121	191	263
Net gain on sale of interests in real estate	—	—	—	(2,791)
Net income from discontinued operations attributable to non-controlling interests - LP units	200	111	487	148
Net loss on disposition of discontinued operations	(10,166)	(3,836)	(24,834)	(3,836)

Depreciation and amortization:
Real property - continuing operations	38,972	43,079	77,559	80,344
Leasing costs (includes acquired intangibles) - continuing operations	10,307	12,385	21,163	24,320
Real property - discontinued operations	770	2,280	2,525	4,434
Leasing costs (includes acquired intangibles) - discontinued operations	70	64	219	127
Company's share of unconsolidated real estate ventures	3,167	2,044	6,557	4,425

Funds from operations	$44,783	$47,784	$92,190	$96,303
Funds from operations allocable to unvested restricted shareholders	(197)	(284)	(515)	(624)

Funds from operations available to common share and unit holders (FFO)	$44,586	$47,500	$91,675	$95,679

FFO per share - fully diluted	$0.30	$0.32	$0.63	$0.65

Weighted-average shares/units outstanding - fully diluted	146,545,858	146,607,153	146,184,051	146,218,104

Dividends paid per common share	$0.15	$0.15	$0.30	$0.30

Payout ratio of FFO (Dividends paid per common share divided / FFO per diluted share)	50.0%	46.9%	47.6%	46.2%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$44,586	$47,500	$91,675	$95,679

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,932)	(4,718)	(12,862)	(9,447)
Deferred market rental income, including discontinued operations	(178)	—	(354)	—
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(1,515)	(1,422)	(2,956)	(2,683)
Historic tax credit transaction income	(279)	(85)	(602)	(26)
Non-cash preferred unit redemption charge	2,090	—	2,090	—
Straight-line and deferred market ground rent expense activity	498	498	996	1,022
Stock-based compensation costs	1,407	1,237	2,697	2,609
Fair market value amortization - mortgage notes payable	91	(243)	182	(486)
Debt discount amortization - exchangeable notes	—	272	—	544
Sub-total certain non-cash items	(3,818)	(4,461)	(10,809)	(8,467)
Less: Revenue maintaining capital expenditures:
Building improvements	(263)	(1,346)	(1,141)	(2,913)
Tenant improvements	(8,813)	(14,948)	(17,757)	(28,117)
Lease commissions	(2,564)	(6,270)	(5,040)	(10,296)
Total revenue maintaining capital expenditures	(11,640)	(22,564)	(23,938)	(41,326)

Cash available for distribution	$29,128	$20,475	$56,928	$45,886

CAD per share - fully diluted	$0.20	$0.15	$0.39	$0.33

Weighted-average shares/units outstanding - fully diluted	146,545,858	146,607,153	146,184,051	146,218,104
Less: certain partnership units which were not entitled to distributions until August 5, 2011	—	(7,111,112)	—	(7,111,112)
Adjusted Weighted-average shares/units outstanding - fully diluted	146,545,858	139,496,041	146,184,051	139,106,992

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

Payout ratio of CAD (Dividends paid per common share / CAD per diluted share)	75.0%	100.0%	76.9%	90.9%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 2ND QUARTER
(unaudited and in thousands)

Of the 219 properties owned by the Company as of June 30, 2012, a total of 215 properties ("Same Store Properties") containing an aggregate of 24.1 million net rentable square feet were owned for the entire three-month periods ended June 30, 2012 and 2011. Average occupancy for the Same Store Properties was 86.9% during 2012 and 84.6% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2012	2011

Revenue
Rents	$114,753	$112,537
Tenant reimbursements	18,352	18,038
Termination fees	101	1,948
Other	941	1,291
	134,147	133,814

Operating expenses
Property operating expenses	39,942	40,887
Real estate taxes	13,892	13,346

Net operating income	$80,313	$79,581

Net operating income - percentage change over prior year	0.9%

Net operating income, excluding termination fees & other	$79,271	$76,342

Net operating income, excluding termination fees & other - percentage change over prior year	3.8%

Net operating income	$80,313	$79,581
Straight line rents	(5,598)	(4,359)
Above/below market rent amortization	(1,361)	(1,373)
Non-cash ground rent	498	498

Cash - Net operating income	$73,852	$74,347

Cash - Net operating income - percentage change over prior year	(0.7)%

Cash - Net operating income, excluding termination fees & other	$72,810	$71,108

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	2.4%

The following table is a reconciliation of Net Income (Loss) to Same Store net operating income:

	Three Months Ended June 30,
	2012	2011

Net income (loss):	$6,802	$(6,234)
Add/(deduct):
Interest income	(1,841)	(421)
Interest expense	32,981	34,738
Deferred financing costs	1,261	1,070
Interest expense - financing obligation	196	—
Equity in income of real estate ventures	(838)	(1,088)
Depreciation and amortization	49,331	55,710
Loss on early extinguishment of debt	1,250	756
General & administrative expenses	6,079	5,890
Total discontinued operations	(10,949)	(5,579)

Consolidated net operating income	84,272	84,842
Less: Net operating income of non same store properties	(614)	27
Less: Eliminations and non-property specific net operating income	(3,345)	(5,288)

Same Store net operating income	$80,313	$79,581

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - SIX MONTHS
(unaudited and in thousands)

Of the 219 properties owned by the Company as of June 30, 2012, a total of 213 properties ("Same Store Properties") containing an aggregate of 24.0 million net rentable square feet were owned for the entire six-month periods ended June 30, 2012 and 2011. Average occupancy for the Same Store Properties was 86.7% during 2012 and 85.1% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2012	2011

Revenue
Rents	$227,443	$224,832
Tenant reimbursements	37,144	39,818
Termination fees	1,591	2,516
Other	2,323	2,003
	268,501	269,169

Operating expenses
Property operating expenses	80,723	86,907
Real estate taxes	27,679	26,591

Net operating income	$160,099	$155,671

Net operating income - percentage change over prior year	2.8%

Net operating income, excluding termination fees & other	$156,185	$151,152

Net operating income, excluding termination fees & other - percentage change over prior year	3.3%

Net operating income	$160,099	$155,671
Straight line rents	(12,191)	(8,735)
Above/below market rent amortization	(2,713)	(2,623)
Non-cash ground rent	996	1,022

Cash - Net operating income	$146,191	$145,335

Cash - Net operating income - percentage change over prior year	0.6%

Cash - Net operating income, excluding termination fees & other	$142,277	$140,816

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	1.0%

The following table is a reconciliation of Net Income (Loss) to Same Store net operating income:

	Six Months Ended June 30,
	2012	2011

Net income (loss)	$16,138	$(6,724)
Add/(deduct):
Interest income	(2,324)	(862)
Interest expense	67,125	67,131
Deferred financing costs	2,572	1,998
Interest expense - financing obligation	378	—
Equity in income of real estate ventures	(882)	(2,321)
Depreciation and amortization	98,880	105,214
Net gain on sale of interests in real estate	—	(2,791)
Loss on early extinguishment of debt	1,498	756
General & administrative expenses	12,129	12,134
Total discontinued operations	(26,632)	(7,415)

Consolidated net operating income	168,882	167,120
Less: Net operating income of non same store properties	(2,021)	(343)
Less: Eliminations and non-property specific net operating income (loss)	(6,762)	(11,106)

Same Store net operating income	$160,099	$155,671